NuScale Power to Participate in Upcoming Investor Conferences PORTLAND, Ore. – NuScale Power Corporation (NYSE: SMR), the industry-leading provider of proprietary and innovative advanced small modular reactor nuclear technology, today announced that its management is scheduled to conduct one-on-one and small group meetings with institutional investors at several conferences in March 2023. Attendance at these conferences is by invitation only for clients of each respective firm. Interested investors should contact their respective sales representative to register and, for one-on-one meetings, secure a time. • March 23, 2023, NYSE Energy & Utilities Virtual Investor Access Day • March 23, 2023, UBS Infrastructure Conference in Dallas, TX • March 28, 2023, Wells Fargo Clean Energy Symposium in New York, NY In addition, NuScale President and Chief Executive Officer John Hopkins will be featured in a panel at the Guggenheim Securities Advanced Nuclear Energy Conference on March 30, 2023 in New York, NY. A live webcast link and archived replay of this presentation will be available on our Events & Presentations page. About NuScale Power NuScale Power Corporation (NYSE: SMR) is the industry-leading provider of proprietary and innovative advanced small modular reactor nuclear technology, with a mission to help power the global energy transition by delivering safe, scalable, and reliable carbon-free energy. The company’s groundbreaking VOYGR™ SMR plants are powered by the NuScale Power Module™, a small, safe, pressurized water reactor that can each generate 77 megawatts of electricity (MWe) or 250 megawatts thermal (gross), and can be scaled to meet customer needs through an array of flexible configurations up to 924 MWe (12 modules) of output. As the first and only SMR to have its design certified by the U.S. Nuclear Regulatory Commission, NuScale is well-positioned to serve diverse customers across the world by supplying nuclear energy for electrical generation, district heating, desalination, commercial- scale hydrogen production, and other process heat applications. Founded in 2007, NuScale is headquartered in Portland, Ore. To learn more, visit NuScale Power’s website or follow us on Twitter, Facebook, LinkedIn, Instagram and YouTube. Media contact Diane Hughes, Vice President, Marketing & Communications, NuScale Power dhughes@nuscalepower.com Investor contact Scott Kozak, Director, Investor Relations skozak@nuscalepower.com